Exhibit 99.1

Sunrun Reports Third Quarter 2015 Financial Results

MW Booked Growth of 115% Year-Over-Year

Quarterly NPV Creation of $49.5 million, a 112% Increase from Q1 2015

Creation Costs per Watt Decreased $0.61 or 14% from Q1 2015

528 MW Cumulatively Deployed

SAN FRANCISCO, November 12, 2015, Sunrun (Nasdaq:RUN), the largest dedicated residential solar company in the United States, today announced financial results for the third quarter ended September 30, 2015.

Third Quarter 2015 Operating Highlights

•	94.5 MW booked, an increase of 54% quarter-over-quarter and 115% year-over-year.
•	55.7 MW deployed, representing 85% organic growth year-over-year.
•	Cumulative MW deployed of 528.2 MW.
•	Quarterly NPV creation was $49.5 million, an increase of 33% quarter-over-quarter.
•	Pre-tax Project Value per watt was $4.70, compared to $5.00 in the prior quarter.
•	Creation Cost per watt of $3.75 decreased $0.33, or 8% quarter-over-quarter.

“Our NPV growth in the third quarter demonstrates our ongoing focus on value creation,” said Lynn Jurich, Sunrun’s CEO. “Successful execution on MW deployed and bookings growth means we are poised to continue our strong growth in 2016. We recently added our 100,000th solar customer, a new milestone as we rapidly add to the nation’s second largest residential solar fleet.”

Key Operating Metrics

In the third quarter of 2015, MW booked increased to 94.5 MW from 44.0 MW in the third quarter of 2014 and MW deployed increased to 55.7 MW from 30.1 MW in the third quarter of 2014, excluding the impact of an opportunistic asset portfolio purchase in 2014. This resulted in 115% year-over-year growth in MW booked and 85% year-over-year organic growth in MW deployed.

NPV created in the third quarter of 2015 was $49.5 million, compared to $37.2 million in the second quarter of 2015.  Pre-tax project value per watt was $4.70, compared to $5.00 in the second quarter of 2015. Creation cost per watt was $3.75 in the third quarter of 2015 compared to $4.08 in the second quarter of 2015.

Estimated nominal contracted payments remaining as of September 30, 2015 totaled $2,219 million, compared to $1,423 million as of September 30, 2014, an increase of 56%.  Estimated retained value as of September 30, 2015 was $1,368 million compared to $897 million as of September 30, 2014, an increase of 53%.

Financing Activities

As of November 12, 2015, we have closed on tax equity commitments to fund $4,018 million in cumulative value of solar systems, an increase of $916 million from the $3,102 million in system value funded by tax equity commitments as of the end of the second quarter.

Third Quarter 2015 GAAP Results

Total revenue grew to $82.6 million in the third quarter of 2015 from $56.1 million in the third quarter of 2014.  Operating leases and incentives revenue grew 46% year-over-year to $31.7 million.  Solar energy systems and product sales were $51.0 million in the third quarter of 2015, an increase of 48% year-over-year.

Total cost of revenue was $75.2 million, an increase of 52% year-over-year. Total operating expenses were $145.4 million in the third quarter of 2015, up 56% year-over-year.

Net loss attributable to common stockholders was $2.8 million in the third quarter of 2015, compared to a net income of $7.5 million in the second quarter of 2015 and a net loss of $15.2 million in the third quarter of 2014.

Non-GAAP net loss per share available to common shareholders, excluding a non-recurring, non-cash deemed dividend to preferred shareholders in connection with our IPO, was ($0.04) per share. GAAP net loss per share available to common shareholders was ($0.41) per share.

Guidance for Full Year 2015

The following statements are based on current expectations. These statements are forward-looking and actual results may differ materially.

For the full year 2015, we expect MW deployed of approximately 205, which represents 79% organic growth year-over-year.

Conference Call Information

Sunrun is hosting a conference call for analysts and investors to discuss its third quarter 2015 results and outlook for its full year of 2015 at 2:00 p.m. Pacific Time today, November 12, 2015. A live audio webcast of the conference call along with supplemental financial information will also be accessible from the “Investors” section of the Company’s website at http://investors.sunrun.com.  The conference call can be accessed live via the Sunrun Investor Relations website at  http://investors.sunrun.com or over the phone by dialing (866) 430-5027 (domestic) or (704) 908-0432 (international) using ID# 53341828.  A replay will be available following the call via the Sunrun Investor Relations website or for one week at the following numbers (855) 859-2056 (domestic) or (404) 537-3406 (international) using ID# 53341828.

About Sunrun

Sunrun (NASDAQ:RUN) is the largest dedicated residential solar company in the United States with a mission to create a planet run by the sun. Since establishing the solar as a service model in 2007, Sunrun continues to lead the industry in providing clean energy to homeowners with little to no upfront cost and at a savings to traditional electricity. The company designs, installs, finances, insures, monitors and maintains the solar panels on a homeowner's roof, while families receive predictable pricing for 20 years or more. For more information please visit: www.sunrun.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, including statements regarding our future financial and operating guidance, operational and financial results such as growth, value creation, MW bookings and deployments, estimates of nominal contracted payments remaining, estimated retained value, project value, estimated creation costs and NPV, and the assumptions related to the calculation of the foregoing metrics.

The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include: the availability of additional financing on acceptable terms; changes in the retail prices of traditional utility generated electricity; changes in policies and regulations including net metering and interconnection limits or caps; the availability of rebates, tax credits and other incentives; the availability of solar panels and other raw materials; our limited operating history, particularly as a new public company; our ability to attract and retain our relationships with third parties, including our solar partners; our ability to meet the covenants in our investment funds and debt facilities; and such other risks identified in the registration statements and reports that we have file with the U.S. Securities and Exchange Commission, or SEC, from time to time.  All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share values)

	September 30, 2015	December 31, 2014
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$263,006	$152,154
Restricted cash	8,076	2,534
Accounts receivable (net of allowances for doubtful accounts of $1,200 and $703 as of September 30, 2015 and December 31, 2014, respectively)	53,717	43,189
Grants receivable	9,198	5,183
Inventories	51,907	23,914
Prepaid expenses and other current assets	8,375	9,560
Deferred tax assets, current	4,632	3,048
Total current assets	398,911	239,582
Restricted cash	7,813	6,012
Solar energy systems, net	1,837,047	1,480,223
Property and equipment, net	34,743	22,195
Intangible assets, net	23,756	13,111
Goodwill	87,555	51,786
Prepaid tax asset	170,000	109,381
Other assets	23,201	13,342
Total assets	$2,583,026	$1,935,632
Liabilities and total equity
Current liabilities:
Accounts payable	$97,908	$51,166
Distributions payable to noncontrolling interests and redeemable noncontrolling interests	7,224	6,764
Accrued expenses and other liabilities	45,636	25,445
Deferred revenue, current portion	52,590	44,398
Deferred grants, current portion	13,980	13,754
Capital lease obligation, current portion	6,441	1,593
Long-term debt, current portion	1,803	2,602
Solar asset-backed notes, current portion	2,967	—
Lease pass-through financing obligation, current portion	2,837	5,161
Total current liabilities	231,386	150,883
Deferred revenue, net of current portion	524,950	467,726
Deferred grants, net of current portion	224,689	226,801
Capital lease obligation, net of current portion	11,406	5,761
Line of credit	133,294	48,597
Long-term debt, net of current portion	224,021	188,052
Solar asset-backed notes, net of current portion	106,731	—
Lease pass-through financing obligation, net of current portion	124,160	180,224
Other liabilities	4,810	2,424
Deferred tax liabilities	174,631	112,597
Total liabilities	1,760,078	1,383,065
Redeemable noncontrolling interests	176,705	135,948
Stockholders’ equity	561,606	324,864
Noncontrolling interests	84,637	91,755
Total equity	646,243	416,619
Total liabilities, redeemable noncontrolling interests and total equity	$2,583,026	$1,935,632

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share values)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014

Revenue:
Operating leases and incentives	$31,650	$21,612	$88,416	$63,040
Solar energy systems and product sales	50,950	34,464	116,551	75,378
Total revenue	82,600	56,076	204,967	138,418
Operating expenses:
Cost of operating leases and incentives	28,723	19,112	77,167	51,367
Cost of solar energy systems and product sales	46,468	30,235	106,422	66,043
Sales and marketing	45,382	23,445	104,284	53,207
Research and development	2,240	2,036	7,019	5,962
General and administrative	21,486	17,700	61,469	50,387
Amortization of intangible assets	1,051	575	2,644	1,693
Total operating expenses	145,350	93,103	359,005	228,659
Loss from operations	(62,750)	(37,027)	(154,038)	(90,241)
Interest expense, net	8,475	7,433	24,038	19,757
Loss on early extinguishment of debt	—	—	431	—
Other expenses	87	657	1,405	2,503
Loss before income taxes	(71,312)	(45,117)	(179,912)	(112,501)
Income tax expense (benefit)	903	—	(5,312)	(10,043)
Net loss	(72,215)	(45,117)	(174,600)	(102,458)
Net loss attributable to noncontrolling interests and redeemable noncontrolling interests	(69,447)	(29,903)	(161,377)	(58,292)
Net loss attributable to common stockholders	$(2,768)	$(15,214)	$(13,223)	$(44,166)
Deemed dividend to convertible preferred stockholders	(24,890)	—	(24,890)	—
Net loss available to common stockholders	$(27,658)	$(15,214)	$(38,113)	$(44,166)

Net loss per share available to common shareholders—basic and diluted	$(0.41)	$(0.64)	$(0.96)	$(1.98)
Weighted average shares used to compute net loss per share available to common stockholders—basic and diluted	67,732	23,943	39,612	22,282

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine months Ended September 30,
	2015	2014
Operating activities:
Net loss	$(174,600)	$(102,458)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Noncash losses and impairments	2,545	—
Depreciation and amortization, net of amortization of deferred grants	51,059	35,443
Bad debt expense	1,158	356
Interest on lease pass-through financing	9,425	7,042
Noncash tax benefit	(5,312)	(10,043)
Noncash interest expense	5,349	1,784
Stock—based compensation expense	10,427	6,037
Reduction in lease pass—through financing obligations	(16,059)	(8,337)
Changes in operating assets and liabilities:
Accounts receivable	(5,999)	(6,008)
Inventories	(27,993)	(4,928)
Prepaid and other assets	3,039	4,317
Accounts payable	37,605	10,173
Accrued expenses and other liabilities	5,568	7,545
Deferred revenue	31,856	63,040
Net cash provided by (used in) operating activities	(71,932)	3,963

Investing activities:
Payments for the costs of solar energy systems, leased and to be leased	(408,861)	(296,810)
Purchases of property and equipment	(8,416)	(6,185)
Acquisitions of businesses, net of cash acquired	(14,575)	(36,384)
Net cash used in investing activities	(431,852)	(339,379)

Financing activities:
Proceeds from grants and state tax credits	4,975	72
Proceeds from issuance of debt	318,000	13,546
Repayment of debt	(199,860)	(3,683)
Payment of debt fees	(14,751)	(285)
Proceeds from solar asset-backed notes	111,000	—
Repayment of solar asset-backed notes	(1,302)	—
Proceeds from issuance of convertible preferred stock, net of issuance costs	—	143,393
Proceeds from lease pass-through financing obligations	73,300	119,596
Repayment of lease pass-through financing obligations	(88,918)	—
Contributions received from noncontrolling interests and redeemable noncontrolling interests	215,724	144,480
Distributions paid to noncontrolling interests and redeemable noncontrolling interests	(20,248)	(26,294)
Proceeds from exercises of stock options	3,188	2,404
Proceeds from initial public offering, net of offering costs	223,541	—
Payment of capital lease obligation	(2,670)	(843)
Change in restricted cash	(7,343)	(1,016)
Net cash provided by financing activities	614,636	391,370

Net increase in cash and cash equivalents	110,852	55,954
Cash and cash equivalents, beginning of period	152,154	99,699
Cash and cash equivalents, end of period	$263,006	$155,653

Reconciliation of Non-GAAP EPS to GAAP EPS in Q3 2015	Non-GAAP EPS	GAAP EPS
Net loss available to common shareholders	$(27,658)	$(27,658)
Plus: Deemed dividend to convertible preferred stockholders	$24,890
Non-GAAP net loss available to common shareholders excluding deemed dividend	$(2,768)
Weighted average shares used to compute net loss per share available to common shareholders --basic and diluted	67,732	67,732
Net loss per share available to common shareholders --basic and diluted	$(0.04)	$(0.41)

Non-GAAP EPS represents the net loss per share available to common shareholders excluding a non-recurring, non-cash deemed dividend to preferred shareholders in connection with our IPO. The presentation of financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. We use these non-GAAP financial measures for financial and operational decision-making purposes and as a means to evaluate period-to period comparisons. We believe that these non-GAAP financial measures provide useful information about our operating results, enhance the overall understanding of past financial performance and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making.

Key Operating Metrics

	Three Months Ended
	(In thousands, except MW values and per Watt values)
	September 30, 2015	June 30, 2015	September 30, 2014
MW Booked	94.5	61.2	44.0
MW Deployed	55.7	42.4	33.5 (1)
Cumulative MW Deployed	528.2	472.5	356.2
Estimated Nominal Contracted Payments Remaining (in millions)	$2,219	$1,917	$1,423
Estimated Retained Value (in millions)	$1,368	$1,223	$897
Estimated retained value under energy contract (in millions)	$921	$808	$567
Estimated retained value of purchase (in millions)	$447	$415	$330
Estimated retained value per watt	$2.30	$2.39	$2.40
(1)	Includes 3.4 MWs associated with purchase of asset portfolio in 2014.

	Three Months Ended
	September 30, 2015	June 30, 2015
Project Value (per watt)	$4.70	$5.00 (1)
Creation Costs (2) (per watt)	$3.75	$4.08
Unlevered NPV (per watt)	$0.95	$0.92
NPV (in millions)	$49.5	$37.2
(1)	Excludes substantially all SREC value.
(2)	Excludes IDC costs paid prior to deployments and excludes non-cash items such as amortization of intangible assets and stock-based compensation.

Definitions

MW Booked represents the aggregate megawatt production capacity of our solar energy systems sold to customers or subject to an executed customer agreement, net of cancellations.

MW Deployed represents the aggregate megawatt production capacity of our solar energy systems, whether sold directly to customers or subject to customer agreements, for which we have (i) confirmation that the systems are installed on the roof, subject to final inspection or (ii) in the case of certain system installations by our partners, accrued at least 80% of the expected project cost.

Customers refers to residential customers with solar energy systems that are installed or under contract to install, net of cancellations.

Estimated Nominal Contracted Payments Remaining equals the sum of the remaining cash payments that customers are expected to pay over the initial terms of their agreements (not including the value of any renewal or system purchase at the end of the initial agreement term), including estimated uncollected prepayments, for systems contracted as of the measurement date.

Estimated Retained Value represents the cash flows (discounted at 6%) we expect to receive pursuant to customer agreements during the initial agreement term, excluding substantially all value from SRECs prior to July 1, 2015. It also includes a discounted estimate of the value of the purchase or renewal of the agreement at the end of the initial term.  Estimated retained value excludes estimated distributions to investors in consolidated joint ventures and estimated operating, maintenance and administrative expenses for systems contracted as of the measurement date.  We do not deduct amounts we are obligated to pass through to investors in lease pass-throughs. Estimated retained value under energy contract represents the net cash flows during the initial 20-year term of our customer agreements. Estimated retained value of purchase or renewal is the forecasted net present value we would receive upon or following the expiration of the initial contract term.

Project Value represents the value of upfront and future payments by customers, the benefits received from utility and state incentives, as well as the present value of net proceeds derived through investment funds. Project value is calculated as the sum of the following items (all measured on a per-watt basis with respect to megawatts deployed under customer agreements during the period): (i) estimated retained value, (ii) utility or upfront state incentives, (iii) upfront payments from customers for deposits and partial or full prepayments of amounts otherwise due under customer agreements and which are not already included in estimated retained value and (iv) finance proceeds from tax equity investors.  Project value includes contracted SRECs. Project value does not include cash true-up payments or the value of asset contributions in lieu of cash true-up payments made to investment fund investors, the cumulative impact of which is expected to be immaterial in 2015.

Creation Costs includes (i) certain installation and general and administrative costs after subtracting the gross margin on solar energy systems and product sales divided by watts deployed and (ii) certain sales and marketing expenses under new customer agreements, net of cancellations during the period divided by the related watts booked.

Unlevered NPV equals the difference between project value and estimated creation costs on a per watt basis.

NPV equals unlevered NPV multiplied by leased megawatts booked in period.

Investor Relations Contact:

Nicole Noutsios

Investors@sunrun.com

(510) 315-1003